UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 17, 2012

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts	1-4347	06-0513860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit or Disposal Activities.

On July 17, 2012, the management of Rogers Corporation (the “Company”), in connection with its continuing efforts to be more responsive to customers, committed to a plan to move the final inspection operations of its indirect wholly owned subsidiary Curamik Electronics GmbH (“Curamik”) from Curamik’s manufacturing site in Eschenbach, Germany to Hungary.  The move is expected to enable more cost effective performance of the inspecting operations, which is an important part of Curamik’s manufacturing process for direct bonded copper ceramic substrates.

We expect the move to be substantially complete by the end of 2012 or early in 2013 and related expenses and charges will be incurred over that time period.    These expenses and charges, which cannot be reasonably estimated at this time, will include, without limitation, the following major components: (i) costs associated with the separation from employment of employees at the Eschenbach facility; and; (ii) costs to start up the new facility in Hungary.  An amendment to this Form 8-K will be timely filed when estimates for these expenses and charges are formulated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Dennis M. Loughran
Dennis M. Loughran
Vice President, Finance and Chief Financial Officer

Date: July 23, 2012